Amendment to

Strategic Storage Trust, Inc.

Dealer Manager Agreement and Participating Dealer Agreement

(Second Offering)

THIS AMENDMENT is made and entered into this 1st day of June, 2012 (hereinafter referred to as the "Amendment") to that certain Dealer Manager Agreement dated September 12, 2011, by and between Strategic Storage Trust, Inc., a Maryland corporation (the "Company") and Select Capital Corporation, a California corporation (the "Dealer Manager") and associated Participating Dealer Agreement, for the sale of shares in the Company's follow-on offering of securities (the "Second Offering").

R E C I T A L S:

WHEREAS, the Dealer Manager is the Dealer Manager for the distribution of shares of common stock ("Shares") in the Second Offering pursuant to the terms of that certain Dealer Manager Agreement dated September 12, 2011 between the Dealer Manager and the Company (the "Dealer Manager Agreement"); and

WHEREAS, on April 2, 2012, the Company's board of directors approved an increase in the Company's share price to $10.79 per share, which increase is effective beginning on June 1, 2012;

WHEREAS, the Dealer Manager and the Company desire to amend the terms of the Dealer Manager Agreement and the Participating Dealer Agreement to reflect the new share price and the new terms of the distribution reinvestment plan as detailed below.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree, and the Dealer Manager Agreement and Participating Dealer Agreement are hereby amended, modified and clarified, as follows:

1. Defined Terms. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Dealer Manager Agreement and Participating Dealer Agreement.

2. Amendments.

A. The first two sentences of the preamble of the Dealer Manager Agreement is hereby amended and restated as follows:

"Strategic Storage Trust, Inc., a Maryland corporation (the "Company"), is registering for public sale a maximum of up to $1.095 billion in shares (the "Shares") of its common stock, $0.001 par value per share (the "Offering"), to be issued and sold ($1 billion in shares to be offered to the public at a purchase price of $10.79 per share and $95 million in shares to be offered pursuant to the Company's distribution reinvestment plan at a purchase price of approximately $10.25 per share). The minimum purchase by any one person shall be $1,000 in Shares except as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Select Capital Corporation (the "Dealer Manager")."

B. Section III of the Participating Dealer Agreement is hereby amended and restated as follows:

"III. Pricing

Except as may be otherwise provided for in the "Plan of Distribution" section of the Prospectus, Shares shall be offered to the public at the offering price of $10.79 per Share and Shares shall be offered pursuant to the Company's distribution reinvestment plan at approximately $10.25 per Share. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase of $1,000 in Shares is required. The Shares are nonassessable."

3. Miscellaneous. This Amendment to the Dealer Manager Agreement and Participating Dealer Agreement, and all other terms and conditions of the Dealer Manager Agreement and Participating Dealer Agreement not specifically amended by this Amendment shall continue and remain in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of California. No variation, modification or amendment to this Amendment shall be deemed valid or effective unless and until it is signed by the Parties hereto. This Amendment may be executed in counterparts, each of which once so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed and entered into this Amendment as of the day and year set forth above.

STRATEGIC STORAGE TRUST, INC.

By: _/s/ H. Michael Schwartz _____

H. Michael Schwartz

President and Chief Executive Officer

SELECT CAPITAL CORPORATION

By: _/s/ James M. Walsh_________

James M. Walsh

Chief Executive Officer